Exhibit 10.2

Partnership Agreement

This partnership agreement is made this 25th. day of February, 2022 in London, England; with original copies, by and between

(1) MEDIES, a State of Wyoming corporation

(2) HOUSE OF CREATE LTD., a U.K. company

(the “Business Partners”).

1. PARTNERSHIP NAME AND BUSINESS

1.1     Nature of Business: The Business Partners listed above agree that they shall be considered partners in business for the following purpose:

Engage with intent to create immersive audience experience digital video content. HOUSE OF CREATE LTD., is engaged in the given Business Partnership to provide filmographic equipment, their studio space and expertise for creation of this content, such as photogrammetry; that MEDIES shall produce, develop and organize.

1.2     Name: The Business Partners listed above agree that the Business shall be conducted in the following name:

Meta Verse Cooperative.

1.3     Official Address: The Business Partners listed above agree that the Business shall maintain its official address at the following address:

4 Fall Park Court Leeds West Yorkshire LS13 2LP, UK.

2. TERM

2.1     The Business Partnership begins on 25 February, 2022 and continues until terminated in accordance with this agreement.

3. PARTNERSHIP CONTRIBUTION

3.1 The capital contribution of each of the partners listed above shall consist of the following:

(1)	MEDIES

Shall curate, fund, supervise and administer projects carried out under the scope of The Meta Movement Cooperative.

(2)	HOUSE OF CREATE

Shall render free-roam stage design with equipment, providing space and capability to move, for exploration and building of immersive type content.

4. PROFIT AND LOSS ALLOCATION

4.1	The Business Partners will share the profits and losses of the Business Partnership as follows

MEDIES shall be responsible for raising funds for the production of a motion picture in which The Meta Movement Partnership collaborates as a partaker. HOUSE OF CREATE LTD., shall receive 30% of the total revenue generated from the video content published — that was produced through the given Business Partnership. This 30% amount should be calculated after deducting the expenses incurred during the joint content production process.

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5. ADDITIONAL PARTNERS

5.1     No person may be introduced as a Business Partner and no other business may be carried on by the Partnership without the consent in writing of all the Business Partners.

6. BANKING ARRANGEMENTS AND FINANCIAL TERMS

6.1     The Business Partners shall not maintain a joint bank account in the name of the Business Partnership. The funds shall be disbursed form the bank account maintained by MEDIES.

6.2     The Business Partners shall at all times maintain full and proper accounts of the Business Partnerships accessible to each of the Partners at any time on reasonable notice.

7. MANAGEMENT OF PARTNERSHIP BUSINESS

7.1 Each Business Partner may take part in the management of the Business Partnership.

7.2     Any difference arising in the ordinary course of carrying on the Business Partnership shall be decided by the Business Partners having a majority stake in the Business Partnership.

8. DEPARTURE OF BUSINESS PARTNER

8.1     In the event that a Business Partner withdraws or retires from the partnership for any reason, including death, the remaining partners may continue to operate the partnership under the new Management using the same name.

8.2     A withdrawing Business Partner shall be obligated to give at least sixty (60) days’ prior written notice of its intention to withdraw or retire and shall be obligated to sell its interest in the Business Partnership.

8.3     No Business Partner shall transfer shares in the Business Partnership to any other party without the written consent of the remaining Business Partner(s).

8.4     The remaining Business Partner(s) shall pay the withdrawing or retiring Business Partner, or to the legal representative of the deceased or disabled Business Partner, the value of his shares in the partnership, or (a) the sum of his capital account, (b) any unpaid loans due him, (c) his proportionate share of accrued net profits remaining undistributed in his capital account, and (d) his interest in any prior agreed appreciation in the value of the partnership property over its book value. No value for good will shall be included in determining the value of the partner’s shares.

9.	NON-COMPETE ARRANGEMENTS

9.1     A Business Partner who retires or withdraws from the partnership shall not directly or indirectly engage in a business which is or which would be competitive with the existing or then anticipated business of the Business Partnership for a period of 365 days.

10. AMENDMENT OF PARTNERSHIP AGREEMENT

10.     1 This Business Partnership Agreement cannot be amended without the written consent of all Business Partners.

11. MISCELLANEOUS

11.1     If any provision or part of any provision in this Business Partnership Agreement is void for any reason, it shall be severed without affecting the validity of the balance of the agreement.

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11.2     This Business Partnership Agreement binds and benefits the Business Partners and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

12. JURISDICTION

12.1 This Business Partnership Agreement is governed by the laws of the State of Wyoming.

Solemnly affirmed at LONDON, ENGLAND	)
Dated This 25th day of February, 2022)

Signed, sealed, and delivered in the presence of:	)

(1) HOUSE OF CREATE, LTD.	)

129 Whitfield Street, London	)
W1T 5EQ, UK	)

(Signed by) /s/ Daniel Lowenstein	)

(2) MEDIES	)

4 Fall Park Court Leeds West Yorkshire	)
LS13 2LP, UK	)

(Signed by) /s/ Kenneth Tindall	)

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